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                                                                   EXHIBIT 10.28




                       CABOT MICROELECTRONICS CORPORATION

                      DIRECTORS' DEFERRED COMPENSATION PLAN


                          ADOPTED AS OF MARCH 13, 2001




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                       CABOT MICROELECTRONICS CORPORATION
                       DIRECTORS' DEFERRED COMPENSATION PLAN

         Cabot Microelectronics Corporation (the "Company") desires to establish a Directors' Deferred Compensation Plan (the "Plan") to assist the Company in attracting and retaining persons of competence and stature to serve as Directors by giving those Directors the option of deferring receipt of the fees payable to them by the Company for their services as Directors and creating an opportunity for appreciation of fees deferred based on appreciation of the Company's Common Shares.

         Therefore, the Company hereby adopts the Plan as hereinafter set forth:

         1. EFFECTIVE DATE. The Plan is effective as of the date of its adoption by the Board of Directors of the Company.

         2. PARTICIPATION. Each Director of the Company who: (a) is duly elected to the Company's Board of Directors; and (b) receives fees for services as a Director, is an "Eligible Director." Each Eligible Director may elect to defer receipt of fees otherwise payable to that Eligible Director, as provided for in the Plan. Each Eligible Director who elects to defer fees will be a Participant in the Plan.

         3. ADMINISTRATION. The Company's Board of Directors appoints Matthew Neville and H. Carol Bernstein to act as the Administrators of the Plan (the "Administrator"). The Administrators will serve at the pleasure of the Board of Directors and will administer, construe and interpret the Plan. The Administrators will not be liable for any act done or determination made in good faith. The Board of Directors has the power to designate additional or replacement Administrators at its discretion. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder.


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         4. DEFERRALS.

            (A) DEFERRAL ELECTION. An Eligible Director may file with the Administrator prior to December 1 of each year an election in writing to participate in the Plan and to defer all or a portion of the fees otherwise payable to the Eligible Director for succeeding periods (a "Deferral Election"). Upon adoption of the Plan, Eligible Directors may elect to defer fees otherwise payable for the fiscal quarter during which the Plan was adopted and subsequent periods by making a Deferral Election. Each Eligible Director who first becomes eligible to participate after the date of the adoption of the Plan may make a Deferral Election for the portion of the year in which the Eligible Director first became eligible with respect to fees to be received after the date of that election. When a Deferral Election is filed, an amount equal to all or a portion (as designated in the Deferral Election) of the fees otherwise payable to a Participant for succeeding periods (as designated in the Deferral Election) will be credited to a deferral account maintained on behalf of that Participant (the "Deferral Account"). A Deferral Election must also state a distribution commencement date as provided under paragraph 5, and a method of distribution (lump sum or equal annual installments). If a Deferral Election has been filed to participate in the Plan for succeeding periods and a Participant wishes to discontinue such deferrals, an election in writing to terminate participation in the Plan for any subsequent period must be filed with the Administrators prior to the beginning of such period.

            (B) MINIMAL DEFERRAL. The amount of Deferral Election may not be less than $1,000 per calendar quarter.

            (C) ACCOUNTING. The Deferral Accounts will be maintained by the Company and will list and reflect each Participant's credits and valuations. The Administrator will provide each Participant an annual statement of the balance in that Participant's Deferral Account. The





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Company will credit to each Participant's Deferral Account an amount equivalent to the fees or portion of those fees, that would have been paid to the Participant if the Participant had not elected to participate in the Plan. The credit will be made on the date on which the fee would have been paid absent a Deferral Election. No funds will be segregated into the Deferral Account of Participants.

            (D) VALUATION. Until the first distribution to a Participant, amounts credited to a Deferral Account of that Participant will be increased or decreased as measured by the market value of the Company's Common Shares plus the value of dividends or other distributions on the Company's Common Shares. Each amount credited to a Deferral Account will be assigned a number of Share Units (including fractions thereof) determined by dividing the amount credited to the Deferral Account, whether in lieu of payment of fees for service as a director or as a dividend or other distribution attributable to those Share Units, by the Fair Market Value of the Company's Common Shares (as defined below) on the date of credit. Fair Market Value of the Company's Common Shares means: (i) the closing price of the Company's Common Shares on the principal exchange on which the Company's Common Shares are then trading, if any, on the date of credit, or, if shares were not traded on the date of credit, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Shares are not traded on an exchange but are quoted on the Nasdaq National Market System or a successor quotation system, (1) the last sales price (if the Common Shares are then listed as a National Market Issue under Nasdaq), or (2) the mean between the closing representative bid and asked prices for the Common Shares on the date of credit as reported by Nasdaq or a successor quotation system, or (iii) if the Common Shares are not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system the mean between the closing bid and asked prices for the Common


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Shares on the date of credit, as determined in good faith by the Company's Chief
Financial Officer; or (iv) if the Company's Common Shares are not publicly traded, the fair market value established by the Company's Chief Financial Officer acting in good faith. Each Share Unit will have the value of a Common Share of the Company. The number of Share Units will be adjusted to reflect stock splits, stock dividends or other capital adjustments effected without receipt of consideration by the Company.

         5. DISTRIBUTION. A Participant must elect in writing, at the time each Deferral Election is made under subparagraph 4(a), the date on which distribution of the amounts credited to the Participant's Deferral Account to which that Deferral Election relates will commence and the method of distribution, as permitted hereunder. The distribution date elected by the Participant for payment of fees deferred in a given year shall be the Scheduled Withdrawal Date. A Participant's Scheduled Withdrawal Date with respect to amounts deferred in a given year can be no earlier than two years from the last day of the year in which the deferrals are made, other than for termination of service, and will be no later than the date the Participant terminates service as a Director. Payment may be made in one lump sum or equal annual installments based on the number of Share Units attributable to the applicable Deferral Election determined as of the September 30 immediately preceding commencement of distribution. Installments may not be made more often than monthly and may not extend for more than five years. The time of and method of distribution of benefits may vary with each separate Deferral Election. The Deferral Accounts do not represent rights to acquire the Company's Common Shares; payment may be made in either the Company's Common Shares or cash at the sole discretion of the Administrator. The Participant may change a Scheduled Withdrawal Date by submitting a new Deferral Election Form at least thirteen (13) months prior to the date the Participant otherwise


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would have received the distribution. The new Scheduled Withdrawal Date selected by the Participant must be at least two (2) years following the date the new Deferral Election Form is submitted. In the event a Participant does not elect a Scheduled Withdrawal Date, all deferred amounts will be distributed upon termination of service. The Administrator may elect to accelerate the payment of any Deferral Account in its sole discretion.

         6. EARLY WITHDRAWAL ELECTION. A Participant may elect, at any time, to withdraw all or a portion of his or her Deferral Account, calculated as if the Participant had terminated service as of the day of the election, less an early withdrawal penalty equal to 10% of such amount (the net amount shall be referred to a the "Early Withdrawal Amount"). The Administrator will pay the Early Withdrawal Amount as soon as possible after receiving the Participant's early withdrawal election.

         7. DEATH OR DISABILITY.

            (A) In the event a Participant's service is terminated by reason of death or disability prior to the distribution of any portion of that Participant's Deferral Account, the Administrator will, within ninety (90) days of the date of service termination, commence distribution of amounts credited to the Deferral Account to the beneficiary or beneficiaries of the Participant or to the Participant. Distribution will be made in accordance with the method of distribution elected by the Participant or beneficiary pursuant to paragraph 5 hereof. In the event a Participant's death or disability occurs after distribution of amounts credited to the Deferral Account hereunder has begun, the Administrator will continue to make distributions to the Participant (or to the beneficiary or beneficiaries in the event of death) in accordance with the methods of distribution elected by the Participant pursuant to paragraph 5 hereof.


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            (B) Each Participant has the right to designate one or more beneficiaries to receive distributions in the event of a Participant's death by filing with the Administrator a Beneficiary Designation Form. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to that Participant's death by the delivery to the Administrator of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions pursuant to this provision will be made to the Participant's estate.

         8. ASSIGNMENT AND ALIENATION OF BENEFITS. The right of each Participant to any account, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of that Participant; and no account, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, by the laws of descent and distribution, or by a Participant election to satisfy a property settlement agreement pursuant to a divorce.

         9. EFFECT OF CHANGE OF CONTROL. In the event of a Change of Control of the Company, the entire unpaid balance of the Deferred Account shall be paid in a lump sum to the Participant as of the effective date of the Change of Control. Change of Control shall mean the first to occur of any of the following events:

            (A) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial



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owner" (as defined in Section 13(d) of the 1934 Act), together with all
Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

            (B) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

            (C) during any period of two (2) consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least



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two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

             (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         10. UNSECURED OBLIGATION. The obligation of the Company to make payments of amounts credited to the Participant's Deferred Account shall be a general obligation of the Company, and such payment shall be made from general assets and property of the Company. The Participant's relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan, nor any agreement entered into hereunder, or action taken pursuant hereto shall create or be construed to create a trust for purposes of holding and investing the Deferred Account balances. The Company reserves the right to establish such a trust, but such establishment shall not create any rights in or against any amounts held thereunder.

         11. AMENDMENT OR TERMINATION. The Board of Directors of the Company may amend or terminate this Plan at any time and from time to time. Any amendment or termination of this Plan will not affect the rights of a Participant accrued prior thereto without that Participant's written consent.

         12. TAXES. The Company is not responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan. All payments under the Plan are subject to withholding and reporting requirements to the extent required by applicable law.


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         13. NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD. Nothing in this Plan confers upon any director any right to continue as a director of the Company or interferes with the rights of the Company and its shareholders, which are hereby expressly reserved to remove any director at any time for any reason whatsoever, with or without cause.

         14. APPLICABLE LAW. This Plan is governed under the laws of the State of Illinois.



            IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its ____________________________________ this _______ day of ______________.


                                          CABOT MICROELECTRONICS CORPORATION



                                          By:
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